                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 1, 1996

                           HIGHWOODS PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)


                    MARYLAND                                001-13100                             56-1871668
 (State or other jurisdiction of incorporation)     (Commission File Number)                   (I.R.S. Employer
                                                                                            Identification Number)

         3100 SMOKETREE COURT, SUITE 600                                                             27604
                   RALEIGH, NC                                                                    (Zip Code)
     (address of principal executive office)


       Registrant's telephone number, including area code: (919) 872-4924

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired.


                                                                                                                          PAGE
ACQUIRED PROPERTIES
EAKIN & SMITH
Financial Statements
  Independent Auditors' Report.........................................................................................     3
  Combined Balance Sheets as of March 31, 1996 (unaudited) and December 31, 1995.......................................     4
  Combined Statements of Income for the three months ended March 31, 1996 and 1995 (unaudited) and for the year ended
     December 31, 1995.................................................................................................     6
  Combined Statements of Owners' Surplus for the three months ended March 31, 1996 (unaudited) and for the year ended
     December 31, 1995.................................................................................................     7
  Combined Statements of Cash Flows for the three months ended March 31, 1996 (unaudited) and for the year ended
     December 31, 1995.................................................................................................     8
  Notes to Combined Financial Statements...............................................................................     9
Combined Financial Statement Schedule
  Schedule III -- Real Estate and Accumulated Depreciation.............................................................    16


     (b) Pro Forma Financial Information

                                                                                                                          PAGE
UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS
Pro Forma Condensed Combining Balance Sheet (unaudited) as of March 31, 1996...........................................    18
Notes to Pro Forma Condensed Combining Balance Sheet...................................................................    19
Pro Forma Condensed Combining Statement of Operations (unaudited) for the three months ended March 31, 1996............    20
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    21
Pro Forma Condensed Combining Statement of Operations (unaudited) for the year ended December 31, 1995.................    22
Notes to Pro Forma Condensed Combining Statement of Operations.........................................................    23

     (c) The following exhibits are filed as part of this report:

EXHIBIT NO.   DESCRIPTION
   2.1(1)     Master Agreement of Merger and Acquisition by and among Highwoods Properties, Inc. Highwoods/Forsyth Limited
              Partnership, Eakin & Smith, Inc. and the partnerships and limited liability companies listed therein (list of omitted schedules included)
   2.2(1)     Agreement pursuant to Item 601 (b)(2) of Regulation S-K
   2.3(1)(2)  Form of Registration Rights and Lockup Agreement among the Company and the Holders named therein
  10.1(1)     Employment Agreement between Highwoods Properties, Inc. and John W. Eakin
  10.2(1)     Employment Agreement between Highwoods Properties, Inc. and Thomas S. Smith
  10.3(1)     Form of warrants to purchase Common Stock of Highwoods Properties, Inc. issued to W. Brian Reames, John W. Eakin, and Thomas S. Smith
  23.1        Consent of Ernst & Young LLP

(1) Previously filed.

(2) Incorporated by reference to the Annual Report on Form 10-K of Highwoods Properties, Inc. for the year ended December 31, 1995.

                 Report of Independent Auditors

The Board of Directors and Stockholders
Highwoods Properties, Inc.


We have audited the accompanying combined balance sheet of Eakin & Smith as of December 31, 1995 and the related combined statements of income, owners' surplus, and cash flows for the year then ended. We have also audited the financial statement schedule listed in the contents. These financial statements and financial statement schedule are the responsibility of Eakin & Smith's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Eakin & Smith at December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                                   Ernst & Young LLP

Raleigh, North Carolina
April 17, 1996

                         Eakin & Smith

                    Combined Balance Sheets


                                                   March 31      December 31
                                                     1996           1995
                                                  (Unaudited)

Assets
Rental properties, at cost: (Notes 2, 3, 4)
  Land                                            $ 9,356,991      $ 9,356,991
  Land improvements                                 1,207,693        1,207,693
  Buildings                                        39,922,547       39,915,810
  Building and tenant improvements                  4,448,578        4,295,622
  Furniture, fixtures and equipment                 2,419,020        2,419,020
  Construction in progress                            965,414          337,879
                                                   58,320,243       57,533,015
  Less accumulated depreciation                    (3,428,159)      (3,144,325)
  Rental properties, net                           54,892,084       54,388,690

Cash and cash equivalents (Note 1)                  1,053,502        2,871,007
Restricted cash (Note 1)                               31,500           64,056
Rents receivable from tenants                          18,294           66,661
Accrued straight-line rents receivable                626,550          552,801
Prepaids                                                -0-             17,966

Other assets (Note 1):
  Deferred lease fees and loan costs                2,069,159        1,939,959
  Less accumulated amortization                      (623,887)        (558,073)
                                                    1,445,272        1,381,886
  Deposits                                              6,000            6,000
Total assets                                      $58,073,202      $59,349,067

                                                     March 31       December 31
                                                       1996            1995
                                                   (Unaudited)
Liabilities and owners' surplus
Mortgages payable (Note 2)                         $35,180,655       $35,670,100
Line of credit                                       1,601,987         1,600,400
Accounts payable, accrued expenses and other
  liabilities                                           87,605         1,454,629
Total liabilities                                   36,870,247        38,725,129

Commitments and contingencies (Notes 3 and 4)
Owners' surplus                                     21,202,955        20,623,938






Total liabilities and owners' surplus              $58,073,202       $59,349,067


See accompanying notes.

                                 Eakin & Smith

                          Combined Statements of Income





                                                                Three months ended        Year ended
                                                                     March 31             December 31
                                                                1996           1995          1995
                                                                    (Unaudited)

Revenue (Notes 1 and 4):
     Rental income (Note 4)                                 $3,000,335       $2,244,382   $ 9,221,911
     Leasing, development and construction income              854,246          694,564     2,714,256
     Other income                                              110,091           90,373       410,786
Total revenue                                                3,964,672        3,029,319    12,346,953

Expenses:
     Property operating expenses                               957,087          774,021     2,977,382
     Leasing, development and construction expenses            452,101          157,289       582,553
     Interest                                                  739,524          549,109     2,161,848
     Depreciation and amortization                             526,109          488,963     1,955,853
     Marketing, general and administrative                     152,501          167,827       762,851
Total expenses                                               2,827,322        2,137,209     8,440,487
Net income                                                  $1,137,350         $892,110   $ 3,906,466



See accompanying notes.

                                 Eakin & Smith

                     Combined Statements of Owners' Surplus


                                                                   Owners'
                                                                   Surplus

Balance at December 31, 1994                                      $10,108,968
     Owners' distributions                                         (3,906,496)
     Owners' contributions                                         10,515,000
     Net income for the year ended December 31, 1995                3,906,466
Balance at December 31, 1995                                       20,623,938
     Owner's distribution (unaudited)                                (558,333)
     Net income for the three months ended
        March 31, 1996 (unaudited)                                  1,137,350
Balance at March 31, 1996 (unaudited)                             $21,202,955





See accompanying notes.

                                 Eakin & Smith

                        Combined Statements of Cash Flows


                                                                 Three months             Year ended
                                                                ended March 31            December 31
                                                                     1996                     1995
                                                                 (Unaudited)
Operating activities
Net income                                                       $ 1,137,350              $ 3,906,466
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                   526,109                1,955,853
     Changes in operating assets and liabilities:
        Rents receivable from tenants                                 48,376                   61,754
        Accrued straight-line rents receivable                       (73,749)                (268,612)
        Prepaids                                                     (17,966)                 (17,966)
        Deferred lease fees and loan costs                          (129,200)                (740,369)
        Deposits                                                          -                    (6,000)
        Accounts payable, accrued expenses and other
          liabilities                                             (1,367,024)                 938,506
Net cash provided by operating activities                            123,887                5,829,632

Investing activities
Changes in restricted cash                                            32,556                  (47,464)
Purchases of, and improvements to, rental properties                (927,757)             (25,686,478)
Net cash used in investing activities                               (895,201)             (25,733,942)

Financing activities
Proceeds from mortgages payable                                            -               15,581,008
Principal payments on mortgages payable                             (489,445)                (814,858)
Net proceeds on line of credit                                         1,587                 (929,257)
Distributions to owners                                             (558,333)              (3,906,496)
Capital contributions from owners                                          -               10,515,000
Net cash (used in) provided by financing activities               (1,046,191)              20,445,397
Net (decrease) increase in cash and cash equivalents              (1,817,505)                 541,087
Cash and cash equivalents at beginning of period                   2,871,007                2,329,920
Cash and cash equivalents at end of period                       $ 1,053,502             $  2,871,007

Supplemental disclosures of cash flow information
Cash paid during the year for interest (net of
   interest capitalized of $30,200 and $131,800 for the
   three months ended March 31, 1996 and the year
   ended December 31, 1995, respectively)                        $  740,000              $  2,146,414


See accompanying notes.

                                Eakin & Smith
                     Notes to Combined Financial Statements
                              December 31, 1995

1. Description of Business and Significant Accounting Policies

Description of Business

Eakin & Smith ("the Company") is engaged in the ownership, management, operation, leasing and development of commercial real estate properties. The Company owns and operates seven buildings located in the metropolitan area of Nashville, Tennessee.

Principles of Combination

The Company is not a legal entity but rather a combination of commercial real estate properties that are organized as seven general partnerships and one S-Corporation, Eakin & Smith, Inc. ("E&S"). E&S provides property management services to the properties and third parties. E&S also serves as a general partner in the seven general partnerships. All significant intercompany transactions and balances have been eliminated in combination.

As discussed in Note 6, on March 31, 1996, the Company sold its properties and property management operation to a real estate investment trust (REIT), Highwoods Properties, Inc.

Rental Properties

Rental properties are stated at cost, less accumulated depreciation. All capitalizable costs related to the improvement or replacement of commercial real estate properties are capitalized. Depreciation is computed by the straight-line method over the estimated useful life of 39 years for buildings, five years for building improvements, fifteen years for land improvements and five to seven years for furniture and equipment. Tenant improvements are amortized over the life of respective leases, using the straight-line method.

Cash Equivalents

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                                 Eakin & Smith
                  Notes to Combined Financial Statement (continued)

1. Description of Business and Significant Accounting Policies (continued)

Restricted Cash

Restricted cash represents security deposits held by the Company for certain tenants of its properties. Amounts are fully refundable to the tenants subject to certain offsets upon the tenant meeting certain requirements as stipulated in the lease agreements.

Revenue Recognition

Minimum rental income is recognized on a straight-line basis over the term of the lease, and due and unpaid rents are included in rents receivable from tenants in the accompanying balance sheet. Certain lease agreements contain provisions which provide reimbursement of real estate taxes, insurance and certain common area maintenance (CAM) costs. These additional rents are recorded on the accrual basis. All rent and other receivables from tenants are due from commercial building tenants located in the properties. Lease fee income recognition begins when the tenant takes occupancy.

Deferred Lease Fees and Loan Costs

Lease fees and loan costs are capitalized at cost and amortized over the life of the related lease or loan.

Other Income

Other income consists primarily of management fees generated by E&S from providing property management services to third parties and interest income.

Income Taxes

No provision has been made for income taxes because the commercial real estate properities are owned by partnerships whose partners are required to include their respective share of profits or losses in their individual tax returns.

E&S elected to be taxed for federal and state income tax purposes as an S-Corporation under provisions of the Internal Revenue Code. Consequently income, losses and credits are passed through directly to the shareholders, rather than being taxed at the corporate level. This election was effective as of July 1, 1995. Previously, E&S operated as a C-Corporation. As of July 1, 1995, the C-Corporation did not have any income tax obligations since the Corporation incurred a loss for the six months ended June 30, 1995.

                                Eakin & Smith
                  Notes to Combined Financial Statements (continued)

1. Description of Business and Significant Accounting Policies (continued)

Concentration of Credit Risk

Management of the Company performs ongoing credit evaluations of its tenants. The properties are leased to approximately 180 tenants in one metropolitan area, which engage in a wide variety of business. One tenant accounted for 12% of rental income in 1995.

Interest Rate Risk Management

The Company has entered into an interest rate swap to manage its interest rate risk. Payments to or from the counterparty are recorded as adjustments to interest expense.

The Company would not realize a material loss as of December 31, 1995, in the event of non-performance by the counterparty since there was not a significant fluctuation in interest rates between the contract rates and stated rates on the debt. The financial institution counterparty has a credit rating of Aa3 or better.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Standards


The Company reviews each property for any evidence of possible impairment of carrying value based on estimated future cash flows. Based on their analysis, as of December 31, 1995 the carrying value of all properties is below their estimated net realizable values.

In March 1995, the FASB issued Statement No. 121, Accounting for the Improvement of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in the first quarter of fiscal year ending December 31, 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

                                 Eakin & Smith
                  Notes to Combined Financial Statement (continued)

2. Mortgages Payable and Line of Credit

Mortgages Payable

Coventional fixed rate mortgages payable includes four loans at December 31, 1995. The outstanding balance on these loans was $30,215,325 at December 31, 1995. Each loan is collaterized by rental property assets. The mortgages payable are generally due in monthly installments of interest and principal and mature at various dates through the year 2015. Interest rates on fixed rates mortgages payable range from 7.15% to 9.0% with a weighted average rate of 8.03% at December 31, 1995.

Variable rate mortages payable includes one loan at December 31, 1995 with an outstanding balance of $5,454,775. The loan is secured by rental property assets. The mortgage is payable in montly installments of interest and principal and matures in January 2004. The interest rate on this variable rate mortgage payable was 1.75% above the 30-day London Interbank Offered Rate ("LIBOR"). At December 31, 1995, 30-day LIBOR was 5.9%.


The Company has entered into an interest swap agreement with a financial institution to effectively fix the interest rate on the variable rate mortgage payable at a rate of 7.66%. At December 31, 1995, the notional amount of the interest rate swap equaled the outstanding balance of the mortgage payable. Payments to counterparties under the interest note protection agreement totaled $433,406 for the year ended December 31, 1996 and were recorded in the contractual interest expense in the income statement.


During 1995, total interest costs incurred on mortgages payable was $2,146,057. Capitalized interest in 1995 was $131,843.

Line of Credit

The Company has a $3,000,000 available line of credit with a financial institution. At December 31, 1995, the outstanding balance was $1,600,400. The line of credit is secured by common stock investments of the owners of the Company and personnal guarantees of the general partners. The line of credit, which matures on September 30, 1996, bears interest at 1.25% above 30-day LIBOR. Interest incurred on the line of credit was $147,634 for the year ended December 31, 1995.

                                   Eakin & Smith
                    Notes to Combined Financial Statements (continued)

2. Mortgages Payable and Line of Credit (continued)

Combined aggregate principal maturities of mortgages payable and the line of credit at December 31, 1995 are as follows:

1996                   $ 2,661,295
1997                     1,150,157
1998                     1,241,939
1999                     1,342,380
2000                     7,677,191
Thereafter              23,197,538
                       $37,270,500

3. Commitments and Contingencies

Contracts

The Company entered into a construction contract totaling $4,465,000 during 1995. The amount remaining on the contract as of December 31, 1995 totaled approximately $4,127,000.

Environmental Matters

Substantially all of the Company's properties have been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any environmental liability that management believes would have a materail adverse effect on the accompanying combined financial statements.

4. Rental Income

The Company's properties in service are being leased to tenants under operating leases that expire over the next ten years. The minimum rental amounts under the leases are subject to scheduled fixed increases or adjustments based on the Cosumer Price Index. Generally, the leases also require that the tenants reimburse Eakin & Smith for increases in certain costs above their base year costs.

                                   Eakin & Smith
                    Notes to Combined Financial Statement (continued)

4. Rental Income (continued)

Expected future minimum rents to be received over the next five years and thereafter from tenants for leases in effect at December 31, 1995 are as follows:

1996                     $11,474,751
1997                      11,606,982
1998                      10,144,763
1999                       7,834,765
2000                       5,537,101
Thereafter                17,678,867
                         $64,277,229

5. Disclosure About Fair Value of Financial Statements

The following disclosures of estimated fair values were determined by management using available market information and appropriate valuation methodologies. Considerable judgement is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value. The carrying amounts and estimated fair value of the Company's financial instruments at December 31, 1995, were as follows:

                                        Carrying          Fair
                                         Amount           Value

Cash and cash equivalents              $ 2,871,007      $ 2,871,007
Accounts receivable                         66,661           66,661
Mortgages payable and line of credit    37,270,500       37,338,030
Interest rate swap agreement                    -                 -

The fair values for the Company's mortgages payable and line of credit were estimated using discounted cash flow analysis, based on the Company's estimated incremental borrowing rate of December 31, 1995, for similar types of borrowings arrangements. The carrying amounts of the Company's variable rate borrowings approximate fair value.

                                  Eakin & Smith
                   Notes to Combined Financial Statements (continued)

5. Disclosure About Fair Value of Financial Statements (continued)

The fair value of the Company's interset rate swap agreement represents the estimated amount the Company would receive or pay to terminate or replace the financial instrument at current market rates.

Disclosures about the fair value of financial instruments are based on relevant information available to the Company at December 31, 1995. Although management is not aware of any factors that would have a material effect on the fair value amounts reported herein, such amounts have not been revalued since that date and current estimates of fair value may significantly differ from the amounts presented.

6. Subsequent Event

On March 31, 1996, the Company combined all of its assets and liabilities with Highwoods Realty Limited Partnership. The transaction was accounted for as a purchase. Proceeds from the sale were approximately $100,000,000.

                                Eakin and Smith.

            Schedule III - Real Property and Accumulated Depreciation

                                December 31, 1995


                                                                 Cost Capitalized          Gross Amount at Which
                                        Initial Cost         subsequent to Acquistion    Carried at Close of Period
                                    Land &      Buildings &   Land &       Buildings &    Land &        Buildings &
Description        Emcumbrance   Improvements  Improvements  Improvements  Improvements  Improvements   Improvements     Total

BNA Associate       $11,964,512   $   730,000   $16,820,000   $      --     $   437,656       730,000    17,257,656
$17,987,656

East Park             4,348,483     2,065,000     3,736,000         8,000       408,997     2,073,000     4,144,997
6,217,997

Lakeview              5,454,775     1,345,000     4,745,711          --         201,784     1,345,000     4,947,495
6,292,495

Maryland Way               --       1,741,096          --          30,457          --       1,771,553          --
1,771,553

Ridge Development
                           --         760,000          --          95,784          --         855,784          --
855,784

3401 Associates      10,303,431     2,489,000    12,348,039          --         215,615     2,489,000    12,563,654
15,052,654

5310 Associates       5,199,299     1,205,654     4,649,859        94,693       647,771     1,300,347     5,297,630
6,597,977

                    $37,270,500   $10,335,750   $42,299,609   $   228,934   $ 1,911,823   $10,564,684   $44,211,432
$54,776,116

                                                              Life on
                                                               Which
                           Accumulated       Date of       Depreciation
Description                Depreciation    Construction     is Computed

BNA Associate                  184,254           (2)         5-39 yrs.

East Park                      369,498           (1)         5-39 yrs.

Lakeview                       348,279           (1)         5-39 yrs.

Maryland Way                       --            (3)            N/A

Ridge Development
                                   --            (4)            N/A

3401 Associates             1,173,694            (1)         5-39 yrs.

5310 Associates               129,137           1995         5-39 yrs.

                           2,204,862


(1)  Building and land  acquired in 1994
(2)  Building and land  acquired in 1995
(3)  Property  currently under  construction
(4)  Property  currently  consists of land only

                                  Eakin & Smith
          Schedule III - Rental Properties and Accumulated Depreciation
                               December 31, 1995

A summary of activity for rental properties and accumulated depreciation is as follows:

Rental properites:
Balance at beginning of year                                         $27,832,905
Additions:
  Acquisitions and development                                        23,370,794
  Improvements                                                         3,572,417
  Cost of rental properties sold                                               -
Balances at end of year (a)                                          $54,776,116

Accumulated depreciation:
Balances at beginning of year                                        $   882,160
  Depreciation expense                                                 1,322,702
  Rental property sold                                                         -
Balances at end of year (b)                                          $ 2,204,862

(a) Reconciliation of total cost to balance sheet caption at December 31, 1995:

Total per Schedule III                                               $54,776,116
Furniture, fixtures and equipment                                      2,419,020
Construction in process                                                  337,879
Total rental property assets at cost                                 $57,533,015

(b) Reconciliation of total accumulated depreciation to balance sheet caption at December 31, 1995:

Total per Schedule III                                               $ 2,204,862
Accumulated depreciation - furnture, fixtures and equipment              939,463
Total accumulated depreciation                                       $ 3,144,325

                           HIGHWOODS PROPERTIES, INC.

            PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1996
                                 (IN THOUSANDS)

                                                                                                      EAKIN & SMITH
                                                                                    HISTORICAL (A)     TRANSACTION     PRO FORMA
ASSETS
  Real estate assets, net........................................................      $602,276          $91,911(b)    $694,187
  Cash and cash equivalents......................................................         8,383                           8,383
  Accounts and notes
    receivables..................................................................         7,861                           7,861
  Accrued straight line rent receivable..........................................         3,807                           3,807
  Other assets...................................................................        10,317                          10,317
                                                                                       $632,644          $91,911       $724,555
LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages and notes payable....................................................      $196,718          $63,680(c)    $260,398
  Accounts payable, accrued expenses and other...................................         9,977                           9,977
  Total liabilities..............................................................       206,695           63,680        270,375
  Minority interest..............................................................        73,440           14,772(d)      88,212
  Stockholders' equity:
    Common stock.................................................................           194                5(e)         199
    Additional paid in capital...................................................       355,248           13,454(e)     368,702
    Distributions in excess of net earnings......................................        (2,933)                         (2,933)
  Total stockholders' equity.....................................................       352,509           13,459        365,968
                                                                                       $632,644          $91,911       $724,555

                           HIGHWOODS PROPERTIES, INC.

        NOTES TO PRO FORMA CONDENSED COMBINING BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1996

1. BASIS OF PRESENTATION


     The accompanying unaudited pro forma condensed combining balance sheet is presented as if the Eakin & Smith transaction had been consummated on March 31, 1996. The aggregate purchase price, including the costs to complete the in-process development project was approximately $98.5 million. As of March 31, 1996, the cost was $91,610,000 (See 2b below) which is net of the $6.9 million of estimated costs to complete the development project subsequent to the acquisition date.


     The acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further refinement, including appraisals and other analyses. Management does not expect that the final allocation of the purchase price for the above acquisition will differ materially from the preliminary allocation.

     This unaudited pro forma condensed combining balance sheet should be read in conjunction with the pro forma condensed combining statement of operations of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K and the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q.

     The pro forma condensed combining balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the aforementioned transaction actually occurred on March 31, 1996 nor does it purport to represent the future financial position of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

     (a.) Represents the Company's historical balance sheet contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.


     (b.) Represents the initial purchase price of $91,610,000 for the seven in-service suburban office properties totaling 848,000 square feet, the 103,000 square foot suburban development project, 18 acres of development land and Eakin and Smith's brokerage and property management operations plus closing costs of approximately $300,000. The total purchase price was allocated to the identifiable real estate assets based on the estimated fair value at the date of the acquisition. As noted in Note 1 the initial allocation at fair value may be subject to further refinement; however, management does not expect the final allocation will differ materially from the preliminary allocations.


     (c.) Represents the assumption of $37,027,000 of mortgage indebtedness at an average rate of 8.0% and borrowings on the Company's Credit Facility of $26,653,000 to fund the cash component of the Eakin & Smith Transaction.

     (d.) Represents the issuance of 537,137 Units of Highwoods/Forsyth Limited Partnership valued at the April 1, 1996 closing price of the Company's Common Stock of $27.50 to the sellers in connection with the Eakin & Smith Transaction.

     (e.) Represents the issuance of 489,421 shares of Common Stock valued at the April 1, 1996 closing price of $27.50 to the sellers in connection with the Eakin & Smith Transaction.

                           HIGHWOODS PROPERTIES, INC.

       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        EAKIN & SMITH      PRO FORMA
                                                                       HISTORICAL(A)    TRANSACTION(B)    ADJUSTMENTS    PRO FORMA
REVENUE:
  Rental property...................................................      $23,385           $3,000          $    --       $26,385
  Other income......................................................          372              964               --         1,336
                                                                           23,757            3,964               --        27,721
OPERATING EXPENSES:
  Rental property...................................................        6,154              957               --         7,111
  Leasing, development and construction.............................           --              452               --           452
  Depreciation and amortization.....................................        3,716              526              (73)(c)     4,169
  Interest expense:
    Contractual.....................................................        3,542              739              468(d)      4,749
    Amortization of deferred financing costs........................          409                                --           409
                                                                            3,951              739              468         5,158

  General and administrative........................................          934              153               47(e)      1,134
  Income before minority interest...................................        9,002            1,137             (442)        9,697
  Minority interest.................................................       (1,571)                             (145)(f)    (1,716)
  Net income........................................................      $ 7,431           $1,137          $  (587)      $ 7,981
  Net income per share..............................................      $  0.38                                         $  0.40
  Weighted average shares...........................................       19,406                                          19,895

                           HIGHWOODS PROPERTIES, INC.

   NOTES TO PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

1. BASIS OF PRESENTATION


     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the Eakin & Smith Transaction had been consummated on January 1, 1995.


     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K and the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transaction actually occurred on January 1, 1996 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

     (a.) Represents the Company's historical statement of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (b.) Reflects the historical statement of operations of Eakin & Smith for the quarter ended March 31, 1996.

     (c.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years for buildings.


     (d.) Represents the net adjustment to interest expense to reflect interest costs on borrowings under the Company's Credit Facility at an assumed rate of 7.0% capped (the effective interest rate based on a 30-day LIBOR rate of 5.5% plus 1.50%) and to allow for a full quarter of interest on the debt assumed in the Eakin & Smith Transaction.


     (e.) Represents the net adjustment to general and administrative expense to reflect the estimated incremental costs to the Company of operating a Nashville division.

     (f.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.7%.

                           HIGHWOODS PROPERTIES, INC.

       PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              FORSYTH
                                                             PROPERTIES                                     COMBINED
                                                              RESEARCH                                       COMPANY      EAKIN &
                                                            COMMONS AND                                    PRE-EAKIN &     SMITH
                                                               SECOND           OTHER           THIRD         SMITH     TRANSACTION
                                           HISTORICAL (A)   OFFERING (B)   ACQUISITIONS (C)  OFFERING (D)   PRO FORMA       (E)
REVENUE:
 Revenue:
 Rental property..........................    $ 71,217         $4,362          $ 12,658        $     --      $88,237      $ 9,222
 Other income.............................       2,305             50                --              --        2,355        3,125
                                                73,522          4,412            12,658              --       90,592       12,347
OPERATING EXPENSES:
 Rental property..........................      17,049            923             3,368             135       21,475        2,977
 Leasing, development and construction....          --             --                --              --           --          583
 Depreciation and amortization............      11,082            985             1,883              --       13,950        1,956
 Interest expense:
  Contractual.............................      12,101            888             3,586          (1,598)      14,977        2,161
  Amortization of deferred financing
   costs..................................       1,619             46                --              --        1,665           --
                                                13,720            934             3,586          (1,598)      16,642        2,161

 General and administrative...............       2,737             83                --              98        2,918          763
  Income before minority interest.........      28,934          1,487             3,821           1,365       35,607        3,907
 Minority interest........................      (4,937)          (384)               --            (376)      (5,697)          --
  Income before extraordinary item........    $ 23,997         $1,103          $  3,821        $    989      $29,910      $ 3,907
  Net income per share before
   extraordinary item.....................    $   1.55
  Weighed average shares..................      15,487

                                             PRO FORMA        PRO
                                            ADJUSTMENTS      FORMA
REVENUE:
 Revenue:
 Rental property..........................    $    --      $  97,459
 Other income.............................         --          5,480
                                                   --        102,939
OPERATING EXPENSES:
 Rental property..........................         --         24,452
 Leasing, development and construction....         --            583
 Depreciation and amortization............       (145)(f)     15,761
 Interest expense:
  Contractual.............................      2,667(g)      19,805
  Amortization of deferred financing
   costs..................................         --          1,665
                                                2,667         21,470
 General and administrative...............         37(h)       3,718
  Income before minority interest.........     (2,559)        36,955
 Minority interest........................       (844)(i)     (6,541)
  Income before extraordinary item........    $(3,403)     $  30,414
  Net income per share before
   extraordinary item.....................                 $    1.52
  Weighed average shares..................                    19,897

                           HIGHWOODS PROPERTIES, INC.

   NOTES TO PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma condensed combining statement of operations is presented as if the following transactions had been consummated on January 1, 1995:

          (a.) the acquisition of 57 properties, 76 acres of development land and the business operations of Forsyth Properties, Inc. and its affiliates (the "Forsyth Transaction"),

          (b.) the acquisition of six properties (the "Research Commons
               Properties") and 60 acres of development land located in the Research Commons office park (the "Research Commons Acquisition"),

          (c.) the issuance of 5,640,000 shares of Common Stock of the Company at a price of $20.75 per share issued in connection with the Forsyth Transaction (the "Second Offering"),

          (d.) the acquisition of 56 properties and six acres of development land (the "Bissell Portfolio") located in Greensboro, North Carolina and Charlotte, North Carolina, the acquisition of five properties (the "Hock Portfolio") located in Durham, North Carolina, the acquisition of six properties (the "Parkway Plaza Portfolio") located in Charlotte, North Carolina, the acquisition of two properties (the "Initial Innsbrook Portfolio") located in Richmond, Virginia, the acquisition of six properties (the "Ross-Kreckman Portfolio" located in Richmond, Virginia, the acquisition of two properties (the "DEQ Property") located in Richmond, Virginia and the acquisition of 62 acres of development land (the "DEQ Land") located in Richmond, Virginia (collectively, the "Other Acquisitions"),

          (e.) the issuance of 4,974,989 shares of Common Stock of the Company at a price of $24.50 per share (the "Third Offering"), and

          (f.) the completion of the Eakin and Smith Transaction.

     This unaudited pro forma condensed combining statement of operations should be read in conjunction with the pro forma condensed combining balance sheet of the Company, the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K and the unaudited financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q.

     The pro forma condensed combining statement of operations is unaudited and is not necessarily indicative of what the Company's actual results would have been had the aforementioned transactions actually occurred on January 1, 1995 nor does it purport to represent the future operating results of the Company.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

     (a.) Represents the Company's historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

     (b.) Reflects the Second Offering and the historical operations of the Forsyth Properties and Research Commons Properties, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to their acquisition by the Company.

     (c.) Reflects the historical operations of the Other Acquisitions, adjusted on a pro forma basis for interest and depreciation expense, for the period of time during 1995 prior to their acquisition by the Company.

     (d.) Reflects the reduction in interest expense associated with the repayment of certain debt and the addition of certain incremental rental property and general and administrative expenses as a result of the Bissell and Ross-Kreckman Portfolio acquisitions.

     (e.) Reflects the historical statement of operations of Eakin & Smith for the year ended December 31, 1995.

                           HIGHWOODS PROPERTIES, INC.

2. ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS -- Continued
     (f.) Represents the net adjustment to depreciation expense based upon an assumed allocation of the purchase price to land, buildings, and development in process and building depreciation computed on a straight-line basis using an estimated life of 40 years for buildings.

     (g.) Represents the net adjustment to interest expense to reflect interest costs on borrowings under the Company's Credit Facility and interim facility at an assumed rate of 7.0% capped (the effective interest rate based on a 30-day LIBOR rate of 5.5% plus 1.5%) and to allow for a full year of interest on the debt assumed in the Eakin & Smith Transaction.

     (h.) Represents the net adjustment to general and administrative expense to reflect the estimated incremental costs to the Company of operating a Nashville division.

     (i.) Represents the net adjustment to minority interest to reflect the pro forma minority interest percentage of 17.7%.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on June 18, 1996.


                                         Highwoods Properties, Inc.
                                         (Registrant)

                                         By: /s/        CARMAN J. LIUZZO

                                                     CARMAN J. LIUZZO
                                              VICE PRESIDENT, CHIEF FINANCIAL
                                                   OFFICER AND TREASURER


Date: June 18, 1996

                               INDEX TO EXHIBITS

                                                                                                                     SEQUENTIAL
                                                                                                                     PAGE
EXHIBIT NO.                                               DESCRIPTION                                                NO.
   2.1(1)     Master Agreement of Merger and Acquisition by and among Highwoods Properties, Inc. Highwoods/Forsyth
              Limited Partnership, Eakin & Smith, Inc. and the partnerships and limited liability companies listed therein (list of omitted schedules included)
   2.2(1)     Agreement pursuant to Item 601 (b)(2) of Regulation S-K
   2.3(1)(2)  Form of Registration Rights and Lockup Agreement among the Company and the Holders named therein
  10.1(1)     Employment Agreement between Highwoods Properties, Inc. and John W. Eakin
  10.2(1)     Employment Agreement between Highwoods Properties, Inc. and Thomas S. Smith
  10.3(1)     Form of warrants to purchase Common Stock of Highwoods Properties, Inc. issued to W. Brian Reames,
              John W. Eakin, and Thomas S. Smith
  23.1        Consent of Ernst & Young LLP

(1) Previously filed.

(2) Incorporated by reference to the Annual Report on Form 10-K of Highwoods Properties, Inc. for the year ended December 31, 1995.